FIRST AMENDMENT TO
REVOLVING LINE OF CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING LINE OF CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of this 17th day of July, 2013 (the “Effective Date”) by and between AR CAPITAL, LLC, a Delaware limited liability company (“Lender”), and ARC REALTY FINANCE TRUST, INC., a Maryland corporation (“Borrower”).

W I T N E S S E T H:

WHEREAS, Lender and Borrower are parties to a certain Revolving Line of Credit Agreement dated as of May 15, 2013 (together with any modifications and amendments, collectively, the “Credit Agreement”);

WHEREAS, Borrower has requested that Lender amend certain terms and conditions of the Credit Agreement as described herein; and

WHEREAS, Lender has agreed to so amend certain terms and conditions of the Credit Agreement, all on the terms and conditions set forth below in this First Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. All capitalized undefined terms used in this First Amendment shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2.	Amendments to Credit Agreement. As of the Effective Date, the Credit Agreement is amended as follows:

a.	Section 1 of the Credit Agreement is hereby amended by deleting the reference to “Five Million Dollars ($5,000,000.00)” contained therein and replacing it with “Ten Million Dollars ($10,000,000.00)”.

3.	Conditions to Effectiveness. This First Amendment shall not be effective until the Lender has received a counterpart of this First Amendment duly executed and delivered by Borrower and Lender.

4.
Representations and Warranties. The representations and warranties of Borrower contained in Section 5 of the Credit Agreement are true and correct in all material respects (except to the extent that any such representation and warranty is qualified as to “materiality,” “material adverse effect” or similar language, in which case it shall be true and correct in all respects (after giving effect to any such qualification)) on and as of the date hereof; provided, if any such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (except to the extent that any such representation and warranty is qualified as to “materiality,” “material adverse effect” or similar language, in which case it shall be true and correct in all respects (after giving effect to any such qualification)) as of such earlier date.

5.
Limited Amendment; Ratification. Except as specifically amended hereby, the terms and conditions of the Credit Agreement shall remain in full force and effect, and are hereby ratified and affirmed in all respects. This First Amendment shall not be deemed a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement, except as expressly set forth herein.

6.	Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

7.
Miscellaneous. This First Amendment may be executed in any number of counterparts, which shall together constitute an entire original agreement, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof. Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this First Amendment. The Borrower represents and warrant that it has consulted with independent legal counsel of its selection in connection herewith and is not relying on any representations or warranties of the Lender or its counsel in entering into this First Amendment.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the Effective Date.

LENDER:
AR CAPITAL, LLC
By: /s/ Brian S. Block
Name: Brian S. Block Title: Member

BORROWER:
ARC REALTY FINANCE TRUST, INC.
By: /s/ Nicolas Radesca
Name: Nicholas Radesca Title: Chief Financial Officer & Treasurer

AMENDED AND RESTATED PROMISSORY NOTE

$10,000,000.000	New York, New York July 17, 2013

    This Amended and Restated Promissory Note (the “NOTE”) replaces in its entirety that certain promissory note executed by ARC REALTY FINANCE TRUST, INC., a Maryland corporation (the “BORROWER”) dated May 15, 2013 (the "ORIGINAL NOTE") in favor of AR CAPITAL, LLC (the “LENDER”). Upon execution of this Note by Borrower, Lender will cancel the Original Note and return it to Borrower, and all disbursements under the Original Note will be deemed to be disbursed under this Note.

For value received, Borrower promises and agrees to pay to the order of Lender, at 405 Park Avenue, 12th Floor, New York, New York 10022, or at such other place as Lender may designate in writing, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00), or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement dated May 15, 2013, as amended by that certain First Amendment to Revolving Line of Credit Agreement of even date herewith (as amended, the “CREDIT AGREEMENT”), whichever is less, together with interest thereon from the date each advance is made, until paid in full, both before and after judgment, at the rate of three and one-quarter percent (3.25%) per annum.

Borrower shall pay accrued interest on the outstanding principal balance on a quarterly basis commencing on July 1, 2013, and continuing on the first day of each calendar quarter thereafter. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date (as defined in the Credit Agreement).

    Prepayment in whole or part may occur at any time hereunder without penalty; provided that Lender shall be provided with not less than three (3) days’ notice of Borrower's intent to pre-pay; and provided further that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.

    An event of default will occur if any of the following events occurs: (a) failure to pay any principal or interest hereunder within ten (10) days after the same becomes due; (b) if any representation or warranty made by Borrower in the Credit Agreement or in connection with any borrowing or request for an advance thereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made; (c) default by Borrower in the observance or performance of any other covenant or agreement contained in the Credit Agreement, other than a default constituting a separate and distinct event of default under Paragraph 6 of the Credit Agreement; (d) filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (e) filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

    Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at his or its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

    Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by Lender without in any way affecting its liability hereunder.

    In the event any payment under this Note is not made at the time and in the manner required, Borrower agrees to pay any and all costs and expenses which may be incurred by Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys' fees.

    This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York.

BORROWER:
ARC REALTY FINANCE TRUST, INC.
By: /s/ Nicolas Radesca
Name: Nicholas Radesca Title: Chief Financial Officer & Treasurer

LENDER:
AR CAPITAL, LLC
By: /s/ Brian S. Block
Name: Brian S. Block Title: Member